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                       MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                       FORM OF
                      SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                              U.S. EQUITY PLUS PORTFOLIO


         SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of October 1, 1988 between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                       RECITALS

         The Fund has executed and delivered the Investment Advisory Agreement, dated as of October 1, 1988 (the "Agreement"), between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the Portfolios of the Fund. The Fund has created an additional portfolio: the U.S. Equity Plus Portfolio (the "Additional Portfolio").

                                      AGREEMENTS

         Now, therefore, the parties agree as follows:

         The percentage rate in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

              Portfolio                       Percentage Rate
              ---------                       ---------------
              U.S. Equity Plus Portfolio      0.45%

         This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         The parties listed below have executed this Agreement as of the __ day of _______________, 199_.


                                  MORGAN STANLEY ASSET
                                  MANAGEMENT INC.


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                                  Name:
                                  Title:

                                  MORGAN STANLEY INSTITUTIONAL
                                  FUND, INC.


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